SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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                              CytRx CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

September 15, 2003

Dear Stockholder:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of CytRx Corporation. The meeting will be held at the New York Athletic Club, 180 Central Park South, New York, New York, at 10:00 A.M., local time, on Friday, October 10, 2003.

        The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes five items to be voted on by the stockholders. At the Annual Meeting, I will also report on CytRx’s current operations and will be available to respond to questions from stockholders.

        Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker), even if you plan to attend the meeting.

        I hope you will join us.

Sincerely, __________________________ Chief Executive Officer

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on October 10, 2003

        Notice is hereby given to the holders of common stock, $.001 par value per share, of CytRx Corporation that the Annual Meeting of Stockholders will be held at the New York Athletic Club, 180 Central Park South, New York, New York, on Friday, October 10, 2003, at 10:00 A.M., local time, for the following purposes:

(1)	To elect four directors, two to serve until the 2005 Annual Meeting of Stockholders, and two to serve until the 2006 Annual Meeting of Stockholders;

(2)	To approve an amendment to the CytRx Corporation 2000 Long-Term Incentive Plan (the “Plan”) to increase the number of shares of common stock available for awards from 3,000,000 to 10,000,000;

(3)	To approve an amendment to the Plan to increase the limitation on annual awards of stock options and stock appreciation rights from 500,000 shares to 1,000,000 shares;

(4)

To approve an amendment to the CytRx Corporation Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000 and to increase the authorized number of shares of preferred stock from 1,000 to 5,000,000;

(5)	To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003; and

(6)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        Only those stockholders of record at the close of business on August 15, 2003 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

September 15, 2003	By Order of the Board of Directors, ____________________________ Secretary

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

CYTRX CORPORATION
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

To Be Held October 10, 2003

PROXY STATEMENT

        This Proxy Statement is furnished to holders of common stock, $.001 par value per share, of CytRx Corporation, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2003 Annual Meeting of Stockholders to be held at 10:00 A.M., local time, at the New York Athletic Club, 180 Central Park South, New York, New York, on Friday, October 10, 2003, and at any postponement or adjournment thereof.

        This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about September 16, 2003.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are the election of directors, the approval of two separate amendments to our 2000 Long-Term Incentive Plan, the approval of an amendment to our Restated Certificate of Incorporation and the ratification of our appointment of independent accountants. In addition, management will report on our performance during fiscal 2002 and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

        Only stockholders of record at the close of business on August 15, 2003 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

What are the voting rights of the holders of our common stock?

        Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is present, will be required for approval of each of the proposals described in this Proxy Statement other than the approval of the amendment to our Restated Certificate of Incorporation and the election of directors. Approval of the amendment to our Restated Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of common stock. With regard to the election of directors, the four nominees receiving the greatest number of votes cast will be elected.

        Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting other than the approval of the amendment to our Restated Certificate of Incorporation. With respect to this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

What constitutes a quorum?

        Our Bylaws provide that the presence, in person or by proxy, of the holders of a majority of outstanding shares of our common stock at our Annual Meeting shall constitute a quorum.

        For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include broker non-votes will also be counted as shares present for purposes of establishing a quorum. On the record date, there were 28,347,499 shares of our common stock issued and outstanding.

What are the Board’s recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each Proposal in this Proxy Statement. In summary, the Board recommends a vote:

  FOR election of the directors named in this Proxy Statement (see Proposal I);

  FOR approval of two separate amendments to the CytRx Corporation 2000 Long-Term Incentive Plan (see Proposals II and III);

  FOR approval of the amendment to our Restated Certificate of Incorporation (see Proposal IV); and

  FOR ratification of the appointment of Ernst & Young LLP as our independent accountants for fiscal 2003 (see Proposal V).

        The proxy holders will vote in their discretion with respect to any other matter that properly comes before the Annual Meeting.

Proxies

        If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with the instructions indicated on the proxy and IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED (1) “FOR” ALL PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND (2) AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXIES.

        A stockholder who has returned a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to CytRx a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Kathryn R. Hernandez, Secretary.

		TABLE OF CONTENTS

PROPOSAL I	-	Election of Directors	4

PROPOSALS II	-	Approval of Amendments to the CytRx Corporation 2000 Long-Term
		Incentive Plan	21

PROPOSAL IV	-	Approval of Amendment to the CytRx Corporation Restated Certificate of Incorporation	27

PROPOSAL V	-	Ratification of Appointment of Auditors	31

STOCKHOLDER PROPOSALS			32

OTHER MATTERS			32

APPENDIX A	-	Audit Committee Charter	A-	1

APPENDIX B	-	Amendment No. 3 to the CytRx Corporation 2000 Long-Term Incentive Plan	B-	1

APPENDIX C	-	Amendment No. 4 to the CytRx Corporation 2000 Long-Term Incentive Plan	C-	1

APPENDIX D	-	Amendment to Restated Certificate of Incorporation of CytRx Corporation	D-	1

PROPOSAL I

ELECTION OF DIRECTORS

        Pursuant to our Bylaws, the Board of Directors has fixed the number of CytRx directors at seven. Our Restated Certificate of Incorporation and Bylaws provide that the members of the Board of Directors are divided into three classes. Each class is to consist as nearly as possible of an equal number of directors, and one class of directors is to be elected at each annual meeting of stockholders to serve for a term of three years.

        The term of all directors in Class III expires at the Annual Meeting. The Board of Directors has nominated Messrs. Alexander L. Cappello and Max Link for reelection as the Class III directors to serve until the 2006 annual meeting of stockholders and until their successors are duly elected and qualified.

        Class II currently consists of three directors, including Raymond C. Carnahan, Jr. and Herbert H. McDade, Jr., who were elected to serve until the 2005 annual meeting. However, Messrs. Carnahan and McDade have informed the Board of Directors that they will retire from the Board of Directors, effective immediately prior to the Annual Meeting. Accordingly, in addition to the class of directors normally scheduled to be elected at the Annual Meeting, the stockholders will have the opportunity to elect two Class II directors to fill the vacancies created by the retirement of Raymond C. Carnahan, Jr. and Herbert H. McDade, Jr. The Board of Directors has nominated Richard L. Wennekamp and Marvin R. Selter for election as the Class II directors to fill the vacancies created by the retirement of Messrs. Carnahan and McDade . If elected at the Annual Meeting, Richard L. Wennekamp and Marvin R. Selter will be elected to serve until the 2005 annual meeting of stockholders and until their successors are duly elected and qualified.

        The following is information concerning the nominees for election, as well as the directors whose terms of office will continue after the Annual Meeting. Each director’s age is indicated in parentheses after his name.

Current Nominees

Class III – Nominees to Serve as Director Until the 2006 Annual Meeting

        Alexander L. Cappello (47) has been a director since January 2001. Since 1981, Mr. Cappello has served as Chairman of Cappello Group, Inc., a private investment banking firm. Mr. Cappello has been active in the investment banking, merchant banking, project finance and venture capital arena since 1975. Prior to his current role with Cappello Group Inc., he was the founder of both Swiss American Financial and Euro American Financial Corp., two merchant and investment banking firms that progressively expanded operations throughout North America and Europe. Mr. Cappello’s early career experience was in sales with IBM and corporate finance with Union Bank of California. Mr. Cappello also serves as a director of Advanced Biotherapy, Inc.

        Max Link (63) has been a director since 1996. Dr. Link has been retired from business since 1994. From May 1993 to June 1994, Dr. Link served as the Chief Executive Officer of Corange U.S. Holdings, Inc., the holding company for Boehringer Mannheim Therapeutics, Boehringer Mannheim Diagnostics and DePuy International. From 1992 to 1993, Dr. Link was Chairman of Sandoz Pharma. From 1987 to 1992, Dr. Link was Chief Executive Officer of Sandoz, Ltd., Basil, and a member of the Executive Board of Sandoz, Ltd. Prior to 1987, Dr. Link served in various capacities with the United States operations of Sandoz, including as President and Chief Executive Officer. Dr. Link also serves as a director of Access Pharmaceuticals, Inc., Alexion Pharmaceuticals, Inc., Cell Therapeutics, Inc., Celsion Corporation, Columbia Laboratories, Inc., Discovery Laboratories, Inc., Human Genome Sciences, Inc. and Protein Design Laboratories, Inc.

Class II – Nominees to Serve as Director Until the 2005 Annual Meeting

        Richard L. Wennekamp (60) has been the Senior Vice President-Credit Administration of Community Bank since October 2002. From September 1998 to July 2002, Mr. Wennekamp was an executive officer of Bank of America Corporation, holding various positions, including Managing Director-Credit Product Executive for the last four years of his 22-year term with the bank. From 1977 through 1980, Mr. Wennekamp was a Special Assistant to former President of the United States, Gerald R. Ford, and the Executive Director of the Ford Transition Office. Prior thereto, he served as Staff Assistant to the President of the United States for one year, and as the Special Assistant to the Assistant Secretary of Commerce of the U.S.

        Marvin R. Selter (75) has been the President of CMS, Inc. since he founded that firm in 1968. CMS, Inc. is a national management consulting firm. Mr. Selter serves on the Executive Committee of the SFV Economic Alliance, is Chairman of the Valley Economic Development Center, is a member of the Business Tax Advisory Committee-City of Los Angeles, and is a member of the Small Business Board and Small Business Advisory Commission-State of California. He has served, and continues to serve, as a member of boards of directors of various hospitals, universities, private medical companies and other organizations. Mr. Selter attended Rutgers and majored in Accounting and Business Administration.

        We believe that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS.

Continuing Directors

        The following is a description of the directors who will continue to be on our Board of Directors after the Annual Meeting. In addition to the directors listed below, Raymond C. Carnahan, Jr. and Herbert H. McDade, Jr. currently still are Class II directors on our Board of Directors. However, Messrs. Carnahan and McDade have informed the Board of Directors that they will retire from the Board of Directors, effective immediately prior to the Annual Meeting and, therefore, will not continue as directors after the Annual Meeting.

Class I – Term Expiring at the 2004 Annual Meeting

        Louis Ignarro, Ph.D. (61) has been a director since July 2002 and is the Chairman of our Scientific Advisory Board. He previously served as a director of Global Genomics since November 20, 2000. Dr. Ignarro serves as the Jerome J. Bezler, M.D. Distinguished Professor of Pharmacology in the Department of Molecular and Medical Pharmacology at the UCLA School of Medicine. Dr. Ignarro has been at the UCLA School of Medicine since 1985 as a professor, acting chairman and assistant dean. Dr. Ignarro received the Nobel Prize for Medicine in 1998. Dr. Ignarro received a B.S. in pharmacy from Columbia University and his Ph.D. in Pharmacology from the University of Minnesota.

        Joseph Rubinfeld, Ph.D. (70) has been a director since July 2002. He co-founded SuperGen, Inc. in 1991 and has served as its Chief Executive Officer and President and as a director since its inception. Dr. Rubinfeld was also Chief Scientific Officer of SuperGen from 1991 until September 1997. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc. in 1980 and served as a Vice President and its Chief of Operations until 1983. From 1987 until 1990, Dr. Rubinfeld was a Senior Director at Cetus Corporation and from 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Company, International Division in a variety of positions. Dr. Rubinfeld is a member of the Board of Directors of AVI BioPharma, Inc. and NeoTherapeutics, Inc. Dr. Rubinfeld received a BS degree in chemistry from C.C.N.Y. and a M.A. and Ph.D. in chemistry from Columbia University.

Class II – Term Expiring at the 2005 Annual Meeting

        Steven A. Kriegsman (61) has been a director and our Chief Executive Officer since July 2002. He previously served as a director and the Chairman of Global Genomics since June 2000. Mr. Kriegsman is Chairman and founder of Kriegsman Capital Group LLC, a financial advisory firm specializing in the development of alternative sources of equity capital for emerging growth companies. Mr. Kriegsman has advised such companies as Baxter International, Inc., Closure Medical Corporation, Novoste Corporation, SuperGen, Inc., SIGA Technologies, Inc., ImmTech International, Inc., HearUSA, Inc. and Maxim Pharmaceuticals. Mr. Kriegsman has a B.S. degree, with honors, from New York University in accounting and completed the Executive Program in Mergers and Acquisitions at New York University, The Management Institute. Mr. Kriegsman serves as a director of Bradley Pharmaceuticals, Inc. and AuthentiDate Holdings Corp.

Meetings of the Board of Directors and Committees

        Board of Directors. The property, affairs and business of CytRx are under the general management of our Board of Directors as provided by the laws of Delaware and our Bylaws. CytRx has standing Audit and Compensation Committees of the Board of Directors and does not have a nominating committee. The Board of Directors serves as our nominating committee for membership to the Board of Directors.

        The Board of Directors held six meetings during 2002. Each director attended at least 75% of the total meetings of the Board during 2002. Each director also attended at least 75% of each Board Committee meetings during 2002.

        The following table provides information concerning the current Board of Directors committee memberships:

Name	Class of Directors (1)	Audit Committee		Compensation Committee

Steven A. Kriegsman	II
Alexander L. Cappello	III
Raymond C. Carnahan, Jr.***	II	*	*	*
Louis Ignarro, Ph.D	I			*
Max Link	III	*		*
Herbert H. McDade, Jr.***	II	*		**
Joseph Rubinfeld, Ph.D	I			*

_________________

*	Member
**	Chair
***	Messrs. Carnahan and McDade have informed the Board of Directors that they will retire from the Board of Directors, effective immediately prior to the Annual Meeting. The Board of Directors has not yet appointed their replacements on the Audit Committee or the Compensation Committee.

        Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to (1) the quality and integrity of CytRx’s financial reports, (2) the independent auditor’s qualifications and independence, and (3) the performance of CytRx’s internal audit function and independent auditors. The Audit Committee reviews our financial structure, policies and procedures, appoints the outside auditors, reviews with the outside auditors the plans and results of the audit engagement, approves permitted non-audit services provided by the outside auditors, reviews the independence of the outside auditors, and reviews the adequacy the CytRx’s internal accounting controls. The Audit Committee’s responsibilities also include oversight activities described below under the Report of the Audit Committee.

        The Audit Committee has discussed with the outside auditors the auditors’ independence from management and CytRx, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of permitted non-audit services with the auditors’ independence. Our Board of Directors believes that the members of the Audit Committee are independent as defined in Rule 4200 (a)(14) of the National Association of Securities Dealers’ listing standards. The Board of Directors has determined that Raymond C. Carnahan, Jr. is an independent director serving on the Audit Committee who is an audit committee financial expert as defined by the SEC’s rules. The Audit Committee held four meetings during 2002.

        Compensation Committee. The Compensation Committee is authorized to review annual salaries and bonuses of our officers and has the authority to determine the recipients of options, the time or times at which options shall be granted, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our various stock option plans. The Committee is also authorized to interpret the CytRx Corporation 1986, 1994 and 1995 Stock Option Plans and the CytRx Corporation 1998 and 2000 Long-Term Incentive Plans (collectively, the “Compensation Plans”), to prescribe, amend and rescind rules and regulations relating to the Compensation Plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the Compensation Plans. The Compensation Committee held three meetings during 2002.

Compensation of Directors

        Periodically, our Board of Directors reviews the then-current director compensation policies and from time to time makes changes to such policies based on various criteria the Board deems relevant. Directors who are employees of our company receive no compensation for their service as directors or as members of Board committees.

        For the period January 1, 2002 to June 30, 2002, non-employee directors received a fee of $2,000 for each Board meeting attended ($750 for meetings attended by teleconference) and $500 for each committee meeting attended. Non-employee directors who chaired the Board of Directors or a Board of Directors committee received an additional $250 for each meeting attended as the chair. Each non-employee director received an initial stock option grant to purchase 5,000 shares upon the date he or she first became a member of the Board of Directors. Options to purchase 5,000 shares of common stock also are granted to each non-employee director annually. Such option grants were made subject to vesting in annual increments of one-third each.

        Effective July 1, 2002, our director compensation package was revised as follows. Non-employee directors now receive a quarterly retainer of $1,500 and a fee of $1,500 for each Board meeting attended ($750 for meetings attended by teleconference and for Board actions taken by unanimous written consent) and $750 for each committee meeting attended. Non-employee directors who chair the Board or a Board committee receive an additional $250 for each meeting attended as the chair. During 2002, Raymond C. Carnahan, Jr., the Chairman of our Audit Committee, also received $5,000 in connection with internal auditing services that he provided to that committee. Options to purchase 10,000 shares of common stock are granted to each non-employee director annually. Such option grants were made subject to vesting in annual increments of one-third each.

        In connection with our merger with Global Genomics Capital in June 2002, we agreed to accelerate the vesting of all of the options held at the time by our then directors upon the closing of the merger and to provide for these options to thereafter be exercisable throughout their terms, notwithstanding the holder of such option or warrant ceasing to serve as a director following the merger.

Section 16(a) Beneficial Ownership Reporting Compliance

        Our executive officers and directors and any person who owns more than ten percent of our outstanding shares of common stock are required by Section 16(a) of the Securities Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based solely on our review of copies of reports we have received and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors and executive officers and greater-than-ten percent stockholders for 2002 were complied with, except as follows:

        William Fleck and Jack L. Luchese, former executive officers or directors, inadvertently failed to timely report their acquisition of shares of our common stock in January 2002. Raymond C. Carnahan, Jr. and Herbert H. McDade, who are directors, also failed through inadvertence to timely report our grant to them of stock options in July 2002. Form 4‘s reporting each of these transactions were subsequently filed by the individuals.

Beneficial Owners of More Than Five Percent of CytRx’s Common Stock; Shares Held by Directors and Executive Officers

        Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of August 29, 2003 by (1) each person who is known by us to beneficially own more than five percent of the common stock; (2) each director and nominee for director; (3) each of the named executive officers listed in the Summary Compensation Table below under the caption “Executive Compensation”; and (4) all executive officers and directors as a group. Shares of common stock that are subject to outstanding options and warrants that are presently exercisable or exercisable within 60 days of August 29, 2003 are deemed to be outstanding for purposes of computing the percentage ownership of the holder of the options and warrants, but not for any other person. The percentages shown are based upon 28,458,776 shares of common stock outstanding on August 29, 2003. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable. An asterisk denotes beneficial ownership of less than one percent.

Shares of Common Stock
Name of Beneficial Owner	Number	Percentage

Alexander L. Cappello	768,496(1)	*
Raymond C. Carnahan, Jr. (6)	3,333(2)	*
Louis Ignarro, Ph.D	97,249(3)	*
Steven A. Kriegsman	4,363,016(4)	15.3%
Max Link	41,902(5)	*
Herbert H. McDade, Jr. (6)	3,333	*
Joseph Rubinfeld, Ph.D	5,333	*
University of Massachusetts Medical School 365 Plantation Street, Suite 130 Worchester, MA, 01605	1,828,359	6.4
All executive officers and directors as a group (9 persons)	5,285,162(7)	18.6%

(1)

Includes 615,234 shares subject to options or warrants. Shares of our common stock and options to purchase shares of our common stock beneficially owned by Mr. Cappello are held, of record, by the Alexander L. and Linda Cappello 2001 Family Trust.

(2)	The shares shown are subject to options or warrants.

(3)	Includes 5,333 shares subject to options or warrants.

(4)	Includes 709,352 shares subject to options or warrants.

(5)	The shares shown are subject to options or warrants.

(6)	Messrs. Carnahan and McDade have informed the Board of Directors that they will retire from the Board of Directors, effective immediately prior to the Annual Meeting.

(7)	Includes a total of 1,368,960 shares subject to options or warrants.

Certain Relationships and Related Transactions

        Effective January 1, 2001, we entered into an agreement with Cappello Capital Corp. in which Cappello Capital served as our exclusive financial advisor. The initial term of such agreement was for a period of twelve months and was subsequently extended for an additional twelve-month period to December 31, 2002. Under the agreement, Cappello Capital assisted us with analysis of potential transactions and strategic alternatives, including possible private placements of equity, debt or convertible securities, strategic alliances, the sale of all or a portion of CytRx, recapitalization or strategic acquisitions. As compensation for its services, we granted Cappello Capital a ten-year warrant to purchase 1,272,492 shares of our common stock (subject to downward adjustment under certain conditions) at an exercise price of $1.00 per share. We valued these warrants at $1,063,000. Additionally, if we proceeded with any of the transactions described in the agreement, we agreed to pay Cappello Capital a fee of between 3% and 7.5%, depending upon the nature of the transaction and the dollar amount involved. Upon the closing of the merger with Global Genomics Capital in July 2002, we paid Cappello Capital 448,330 shares of CytRx common stock, or 4.5% of the shares issuable in the merger. The value of these shares at the date of issuance was $247,000. Under the terms of the final extension of our agreement, we paid Cappello Capital a monthly retainer fee of $10,000 for the six-month period ended on June 30, 2002. We believe that the terms of Cappello Capital’s engagement were at least as favorable to us as those we could have obtained from an unrelated third party.

        In May 2003, we entered into a new agreement with Cappello Capital in which Cappello Capital will serve as our exclusive financial advisor and offer similar services as under the prior agreement described above. The term of this agreement is for a period of twelve months, subject to earlier termination by either party upon 30 days notice. As compensation for its services, we will pay Cappello Capital a retainer fee of $20,000 per month for the duration of the engagement. Additionally, if we proceed with any of the transactions described in the agreement, we are to pay Cappello Capital a fee of between 3% and 7.5%, depending upon the nature of the transaction and the dollar amount involved. We also will be required upon the closing of the transaction to issue Cappello Capital a warrant to purchase shares of our common stock equal to 10% of the number of our shares issued in the transaction at the same exercise price at which the shares were issued in that transaction.

        Pursuant to our May 2003 agreement, we paid Cappello Capital a placement fee of $408,000 in connection with our May 2003 private placement and issued warrants to purchase a total of 367,569 shares of our common stock to certain persons designated by that firm. One of the designees was the Alexander L. and Linda Cappello 2001 Family Trust, to which we issued warrants to purchase 133,767 shares of our common stock at $1.85 per share and warrants to purchase 33,132 shares of our common stock at $3.05 per share. We valued all of the warrants to purchase 367,569 of shares of our common stock at $1,060,066 and the warrants issued to the Alexander L. and Linda Cappello 2001 Family Trust to purchase a total of 166,899 shares of our common stock at $481,357 for financial statement purposes. Alexander L. Cappello, one of our directors, is Chairman and Chief Executive Officer of Cappello Group, Inc., an affiliate of Cappello Capital. We believe that the terms under which we engaged Cappello Capital were at least as favorable to us as could have been obtained from an unrelated third party.

        Pursuant to his employment agreement, Jack J. Luchese, our former President and CEO, was entitled to a payment of $435,150 upon the execution of the merger agreement by CytRx and Global Genomics Capital and an additional $435,150 upon the closing of the merger. In order to reduce the amount of cash that CytRx had to pay to Mr. Luchese, CytRx and Mr. Luchese agreed that approximately $325,200 of the first $435,150 payment would be satisfied by awarding Mr. Luchese under our 2000 Long-Term Incentive Plan 558,060 shares of CytRx common stock. As an inducement for Mr. Luchese to accept shares of stock in lieu of cash, those shares were issued at a value equal to 85% of the weighted-average price of CytRx common stock for the 20 trading days ended on February 8, 2002. At the date of issuance, the shares had a market value of $424,126. The remainder of the first $435,150 payment was paid in cash. Upon the closing of the merger, we paid Mr. Luchese a second payment of $435,150 and a separate cash payout of approximately $45,000 in lieu of medical and other similar benefits to which Mr. Luchese was entitled after his termination under the terms of his employment agreement.

        Under agreements with each of our other executive officers entered into prior to our merger with Global Genomics, each of those executive officers was entitled to a cash payment upon his termination subsequent to the closing of the merger for severance pay, stay bonuses and accrued vacation. In order to reduce the amount of cash that we had to pay to these executive officers, they were offered, subject to certain stockholder approval, stock awards in lieu of cash for all or any portion of the amounts to which they were entitled. In addition, as an additional inducement for an executive officer to accept, in full or in part, this offer, we agreed to amend all outstanding options held by such officer to allow those options to be exercised for the entire remainder of their original terms. A summary of the cash payments and stock awards made to these officers is as follows:

		Stock Award
Name	Net Cash Payment	Number of Shares	Value

R. Martin Emanuele	$116,117	68,634	$48,703
William B. Fleck	61,661	42,896	30,439
J. Michael Grindel	126,153	77,213	54,790
Mark W. Reynolds	137,680	60,055	42,615

        Since July 16, 2002, Steven A. Kriegsman has been our Chief Executive Officer and one of our directors. In July 2002, we entered into an agreement with the Kriegsman Capital Group, an affiliate of Mr. Kriegsman, whereby the Kriegsman Capital Group agreed to provide us with office space and certain administrative services. From July 2002 to September 2003, we paid a total of approximately $137,000 to the Kriegsman Capital Group under this agreement. The charges are determined based upon actual space used and estimated percentages of employee time used. We believe that the terms under which we paid the Kriegsman Capital Group for rent and other expenses are at least as favorable to us as could have been obtained from an unrelated third party.

Executive Officers of CytRx

        Set forth below is information regarding our executive officers (other than Steven A. Kriegsman, our Chief Executive Officer, who is described above under Continuing Directors) including their ages, positions with CytRx and principal occupations and employers for at least the last five years. For information concerning executive officers’ ownership of our common stock, see “Beneficial Owners of More Than Five Percent of CytRx’s Common Stock; Shares Held by Directors and Executive Officers.”

        C. Kirk Peacock (35) joined CytRx on August 16, 2003 as Chief Financial Officer. From December 2001 to March 2003, he was the Chief Financial Officer and Vice President of Operations at DigitalMed, Inc., a venture-backed subsidiary of Tenet Healthcare, the second largest U.S. healthcare provider. Prior to that, from October 2000 to July 2001, he was Chief Financial Officer at Ants.com, Inc., a venture-backed enterprise software concern, and Director-Accounting of Global Crossing Ltd. from February 1999 to October 2000. He also was the Controller at Equity Marketing, Inc. from August 1997 to February 1999. Mr. Peacock is a CPA who worked at Arthur Andersen LLP until August 1997.

        Kathryn R. Hernandez (46) joined CytRx in 2002 as Corporate Secretary. Prior to joining CytRx, Ms. Hernandez was employed as Executive Assistant to Mr. Kriegsman at The Kriegsman Group, an Institutional Division of Financial West Group.

Executive Compensation

        The following table presents summary information concerning compensation paid or accrued by us for services rendered in all capacities during the fiscal years ended December 31, 2000, 2001 and 2002 for (i) our Chief Executive Officer; (ii) our former President and Chief Executive Officer and (iii) three additional individuals whose total salary and bonus exceeded $100,000 but who were not serving as executive officers as of December 31, 2002:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)

Steven A. Kriegsman	2002	$110,000	$ --	--	$ --
Chief Executive Officer	2001	--	--	--	--
	2000	--	--	--	--

Jack J. Luchese	2002	$191,391	435,150	--	566,469	(1)
Former President and Chief Executive
Officer	2001	360,150	55,250	550,000	--
	2000	350,000	17,500	100,000	--

R. Martin Emanuele	2002	$103,647	--	--	161,617	(2)
Former VP, Research & Business Development	2001	185,500	30,250	32,500	--
	2000	181,000	7,500	111,250	--

J. Michael Grindel	2002	$113,630	--	--	177,153	(3)
Former VP. Drug Development	2001	208,300	17,750	20,000	--
	2000	203,300	5,000	--	--

Mark W. Reynolds	2002	$ 79,657	--	--	178,180	(4)
Former VP, Finance and Secretary	2001	136,250	17,750	32,500	--
	2000	125,000	12,500	105,250	--

_________________
(1) Consists of $435,150 of contractual “change of control” payment, $60,025 stay bonus, $46,871 prepaid insurance benefits and $18,453 accrued vacation payout. Also includes $6,000 of matching contributions by us under our 401(k) profit sharing plan.
(2) Consists of $156,117 in severance payment, stay bonus and accrued vacation payout associated with executive’s termination of employment in connection with our merger with Global Genomics, and $5,500 of matching contributions by us under our 401(k) profit sharing plan.
(3) Consists of $171,153 in severance payment, stay bonus and accrued vacation payout associated with executive’s termination of employment in connection with our merger with Global Genomics, and $6,000 of matching contributions by us under our 401(k) profit sharing plan.
(4) Consists of $172,680 in severance payment, stay bonus and accrued vacation payout associated with executive’s termination of employment in connection with our merger with Global Genomics, and $5,500 of matching contributions by us under our 401(k) profit sharing plan.

Option Grants in Last Fiscal Year

        There were no option grants during 2002 to any of the named executive officers listed in the Summary Compensation Table above.

Option Values at December 31, 2002

        The following table sets forth the number of options and total value of unexercised in-the-money options and warrants at December 31, 2002 for each of our executive officers named in the Summary Compensation Table above, using the price per share of our common stock of $0.25 on December 31, 2002.

No stock options were exercised during 2002 by any of the named executive officers listed in the Summary Compensation Table above. The following table includes warrants issued in 2002 to Steven A. Kriegsman by Global Genomics prior to our merger with that company that have been assumed by us covering 459,352 shares of our common stock.

	Number of Securities Underlying Unexercised Options and Warrants at December 31, 2002 (#)		Value of Unexercised In-the-Money Options and Warrants at December 31, 2002 ($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven A. Kriegsman	459,352	--	$110,244	$--
Jack J. Luchese	1,857,427	--	--	--
R. Martin Emanuele	284,933	--	--	--
J. Michael Grindel	193,000	--	--	--
Mark W. Reynolds	250,252	--	--	--

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2002 regarding securities authorized for issuance under our equity compensation plans. This table excludes warrants previously issued to Steven A. Kriegsman by Global Genomics that we assumed in connection with our merger with Global Genomics.

	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants And Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plan

Equity Compensation Plans
Approved by Security Holders:
1986 Stock Option Plan	51,263	$1.00	--
1994 Stock Option Plan	245,823	$1.14	60,850
1995 Stock Option Plan	25,000	$1.00	22,107
1998 Long-Term Incentive Plan	419,035	$0.99	29,517
2000 Long-Term Incentive Plan	452,917	$0.96	1,683,702
Equity Compensation Plans
Not Approved by Security Holders:
Other Plans (1)	1,707,427	$0.98	--

Total	2,901,465	$0.99	1,796,176

(1) Our former President and Chief Executive Officer held warrants to purchase an aggregate of 1,707,427 shares at a weighted average-exercise price of $0.98 per share.

Employment Agreements; Change in Control Agreements

Employment Agreement with Steven A. Kriegsman.

        Steven A. Kriegsman became our Chief Executive Officer on July 16, 2002 pursuant to a one-year employment agreement with us. Mr. Kriegsman’s employment agreement with us was amended and restated as of June 10, 2003 to continue through July 15, 2006. The employment agreement will automatically renew in July 2006 for an additional one-year period, unless either Mr. Kriegsman or we elect not to renew it.

        Under his prior employment agreement with us, Mr. Kriegsman was permitted to serve as the President of the Kriegsman Capital Group and its affiliates, otherwise known as The Kriegsman Group. Pursuant to Mr. Kriegsman’s amended and restated employment agreement with us, we have agreed that he shall serve on a full-time basis as our Chief Executive Officer and that he may continue to serve as President of The Kriegsman Group only so long as necessary to complete certain current assignments.

        Under his prior employment agreement with us, Mr. Kriegsman was paid an annual base salary of $240,000. Under our amended and restated employment agreement with Mr. Kriegsman, effective July 16, 2003 his annual base salary was increased to $360,000. Our Board of Directors (or its Compensation Committee) will review the base salary annually and may increase (but not decease) the base salary at its sole discretion. In addition to his annual base salary, Mr. Kriegsman is eligible to receive an annual bonus, determined by our Board of Directors (or its Compensation Committee) in its sole discretion, but not to be less than $150,000. As a bonus for his services under his prior employment agreement with us, Mr. Kriegsman was paid a cash bonus of $150,000 on June 16, 2003.

        As a bonus for his services under his prior employment agreement with us, Mr. Kriegsman was granted as of June 20, 2003 a fully vested ten-year, nonqualified option under the 2000 Long-Term Incentive Plan to purchase 250,000 shares of our common stock at a price of $2.47 per share. As an incentive to enter into the amended and restated employment agreement, Mr. Kriegsman was granted as of June 20, 2003 a ten-year, nonqualified option under the Plan to purchase 750,000 shares of our common stock at a price of $2.47 per share. This option will vest as to 1/3rd of the shares covered thereby on June 20, 2004 and will vest as to the remaining 2/3rds of such shares in monthly installments of 1/24 each on the 20th day of each month thereafter, provided that Mr. Kriegsman remains in our continuous employ. The sum of the two aforementioned option grants exceeds the current limit under the Plan of 500,000 shares covered by options that may be granted to any one Plan participant in any one calendar year. As a result, the option grant for the purchase of 750,000 shares of our common stock is subject to the approval by stockholders of Proposal III in this Proxy Statement, which proposes to amend the 2000 Long-Term Incentive Plan to increase to 1,000,000 the number of shares of our common stock covered by options or stock appreciation rights that may be granted to any one Plan participant in any calendar year.

        In the event that the stockholders fail to approve Proposal III, or such amendment is not otherwise approved by no later than December 31, 2003, (i) by its terms the option granted to Mr. Kriegsman to purchase 750,000 shares of our common stock will thereupon be modified to reduce the number of shares covered thereby to 250,000 and (ii) we will grant to Mr. Kriegsman on January 2, 2004 a new nonqualified option under the Plan to purchase 500,000 shares of our common stock at an exercise price equal to the fair market value on January 2, 2004, which will vest in accordance with the vesting provisions described above and otherwise will have the same terms and conditions as the original option. In addition, to the extent the exercise price of the January 2004 option exceeds $2.47 per share, we will, to the extent permissible under the Plan and applicable Nasdaq governance standards, grant to Mr. Kriegsman as of December 31, 2003 and/or January 2, 2004 performance units or other awards under the Plan which, in combination with the options for 250,000 and 500,000 shares of our common stock, afford Mr. Kriegsman aggregate economic benefits equivalent to those that would have been afforded him under the original option for 750,000 shares. If necessary because of applicable Plan or Nasdaq governance standards limitations, we also have agreed to make a further grant or award to Mr. Kriegsman on January 2, 2004 of a promissory note or other instrument payable in cash so as to accomplish this objective. Such performance units and awards, and any such promissory note or other instrument, will vest and become exercisable and/or payable ratably only in conjunction with the future exercise by Mr. Kriegsman of his reduced option for 250,000 shares.

        Mr. Kriegsman is also eligible to receive additional grants of options to purchase shares of our common stock. The number and terms of those options, including the vesting schedule, will be determined by our Board of Directors (or its Compensation Committee) in its sole discretion.

        In the event we terminate Mr. Kriegsman’s employment without “cause” (as defined), or if Mr. Kriegsman terminates his employment with “good reason” (as defined), (i) we have agreed to pay Mr. Kriegsman a lump-sum equal to his salary and prorated minimum annual bonus through to his date of termination, plus his salary and minimum annual bonus for a period of two years after his termination date, or until the expiration of the amended and restated employment agreement, whichever is later, (ii) he will be entitled to immediate vesting of all stock options or other awards based on our equity securities, and (iii) he will also be entitled to continuation of his life insurance premium payments and continued participation in any of our health plans through to the later of the expiration of the amended and restated employment agreement or 24 months following his termination date. Mr. Kriegsman will have no obligation in such events to seek new employment or offset the severance payments to him by the Company by any compensation received from any subsequent reemployment by another employer.

        Under Mr. Kriegsman’s amended and restated employment agreement with us, he and The Kriegsman Group are to provide us during the term of his employment with the first opportunity to conduct or take action with respect to any acquisition opportunity or any other potential transaction identified by them within the biotech, pharmaceutical or health care industries and that is within the scope of the business plan adopted by our Board of Directors. Mr. Kriegsman’s amended and restated employment agreement with us also contains confidentiality provisions relating to our trade secrets and any other proprietary or confidential information, which provisions shall remain in effect for five years after the expiration of the employment agreement with respect to proprietary or confidential information and for so long as our trade secrets remain trade secrets.

Change in Control Agreement with Steven A. Kriegsman.

        Mr. Kriegsman’s amended and restated employment agreement with us contains no provision for payment to him in the event of a change in control of CytRx. If, however, a change in control (as defined in our 2000 Long-Term Incentive Plan) occurs during the term of the amended and restated employment agreement, and if, during the term and within two years after the date on which the change in control occurs, Mr. Kriegsman’s employment is terminated by us without cause or by him for good reason, then, to the extent that any payment or distribution of any type to or for Mr. Kriegsman by us resulting from the termination of his employment is or will be subject to the excise tax (“Excise Tax”) imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we have agreed to pay Mr. Kriegsman, prior to the time the Excise Tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the Excise Tax on such payments plus (ii) any penalty and interest assessments associated with such Excise Tax.

Employment Agreement with C. Kirk Peacock.

        C. Kirk Peacock became our Chief Financial Officer on August 16, 2003 pursuant to our employment agreement with him entered into as of August 1, 2003. Mr. Peacock's employment agreement is for a term of one year. Under the employment agreement, Mr. Peacock is paid an annual base salary, which currently is $165,000, and a bonus of $24,750 payable on August 1, 2004, provided that Mr. Peacock remains in our continuous employ through such date.

        Mr. Peacock is also eligible to receive grants of options to purchase shares of our common stock. As an incentive to enter into the employment agreement with us, Mr. Peacock was granted as of August 1, 2003 a ten-year, nonqualified option under the 2000 Long-Term Incentive Plan to purchase 210,000 shares of our common stock at a price of $1.81 per share. This option shall vest as to 70,000 shares covered thereby on each of the first, second and third anniversaries of the option grant, provided, in each case, that Mr. Peacock remains in our continuous employ through such date.

        In the event we terminate Mr. Peacock’s employment without cause, or we elect not to renew his employment agreement when it expires, we have agreed for a period of six months after his date of termination to continue to pay Mr. Peacock his salary and allow him to continue to participate at our expense in any of our group benefit plans in which he is participating at the time of his termination. In addition to the foregoing, upon his termination without “cause” (as defined), Mr. Peacock’s option for 210,000 shares of our common stock will vest as to 35,000 shares in addition to such number of shares, if any, as to which the option is then vested.

        Mr. Peacock’s employment agreement with us also contains confidentiality provisions relating to our trade secrets and any other proprietary or confidential information, which provisions shall remain in effect for five years after the expiration of the employment agreement with respect to proprietary or confidential information and for so long as trade secrets remain trade secrets.

Employment Agreement with Jack J. Luchese.

        Jack J. Luchese was named our President and Chief Executive Officer in March 1989. His employment agreement with us was amended and restated as of September 1, 1999 and was further amended as of January 1, 2002. Mr. Luchese’s employment agreement was to expire on December 31, 2002 but was terminated on July 16, 2002 in connection with our merger with Global Genomics. Under the agreement, Mr. Luchese was paid an annual base salary, which was to be $360,150 for 2002. The base salary was to be reviewed no less than once each 18 months and adjusted from time to time consistent with average overall merit increases for all other employees. In addition to his annual base salary, Mr. Luchese was eligible to receive cash bonuses with respect to each calendar year during the term of the agreement as determined from time to time by the Compensation Committee of our Board of Directors, in its sole discretion. The employment agreement provided that Mr. Luchese was entitled to a success bonus of $435,150 if, during the term of the agreement, we executed a definitive agreement for a transaction that would constitute a change in control or if we executed a FLOCOR license agreement. In connection with the execution of the merger agreement on February 11, 2002, we became obligated to pay Mr. Luchese the success bonus. The agreement also provided that Mr. Luchese was entitled to a change in control payment if, during the term of the agreement, our stockholders approved a transaction that would constitute a change in control or if a change in control otherwise occurred. The amount of the change in control payment was to be (1) the higher of $870,300 or an amount equal to two times his then-current salary and highest annual bonus for the last three years, minus (2) the amount of the success bonus, if any, previously paid to him. The agreement also contained confidentiality and non-competition provisions. Mr. Luchese would be required to forfeit the success bonus and change in control payment if he violated the confidentiality and non-competition provisions in the employment agreement.

        Pursuant to the employment agreement, Mr. Luchese was granted options and warrants to purchase an aggregate of 1,857,427 shares of common stock. Warrants to purchase 1,257,427 shares have an exercise price of $1.00, warrants as to 500,000 shares have an exercise price of $0.93 and options as to 100,000 shares have an exercise price of $1.03125. The vesting criteria of such options and warrants included a combination of tenure and achievement of defined corporate objectives. The shares of stock that may be acquired upon exercise of warrants and options held by Mr. Luchese have been or were to be registered by us under the Securities Act of 1933. The warrants and options contained certain anti-dilution provisions and provide for accelerated vesting in the event that Mr. Luchese’s employment is terminated by the Board of Directors without cause, in the event of his death or disability or in the event of a change of control.

Change in Control Agreement with Jack J. Luchese

        In April 1997, we entered into a separate change in control agreement with Mr. Luchese, which was amended and restated in September 1999 and further amended as of January 1, 2002. The change in control agreement had a renewing three-year term, but was terminated in connection with our merger with Global Genomics. If a change in control occurred during the term of the change in control agreement, or if Mr. Luchese’s employment was terminated in connection with or in anticipation of a change of control, the change in control agreement would become a new two-year employment agreement that automatically replaced and superseded Mr. Luchese’s pre-change in control employment agreement, described above.

    Mr.        Luchese was entitled under the change of control agreement to continued employee welfare benefits for two years after the date of termination. In lieu of receiving the employee welfare benefits, upon the closing of the merger with Global Genomics and Mr. Luchese’s termination, we agreed to pay Mr. Luchese a cash payment of approximately $45,000, which was approximately equal to the value of such benefits.

        If the total payments to Mr. Luchese under the employment agreement or change in control agreement and from any other source would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the payments would be reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a net after-tax benefit to Mr. Luchese. The change in control agreement further provided that Mr. Luchese had no obligation to mitigate severance payments, that we would reimburse Mr. Luchese for all legal fees incurred in enforcing or contesting the change in control agreement, and that Mr. Luchese will hold for our benefit all confidential information concerning us obtained over the course of this employment.

Executive Involuntary Termination Agreements.

        Each of our other named executive officers prior to our merger with Global Genomics identified under Executive Compensation, other than Jack J. Luchese, entered into executive involuntary termination agreements with us. Under these agreements, if within 24 months after a change in control of our company an executive officer was terminated or was required to relocate greater than 35 miles from our then current headquarters in Norcross, Georgia, such executive officer would receive a severance payment equal to one year of that officer’s current salary. If an executive officer was terminated without cause and not within 24 months after a change in control of our company, such officer would receive six months base salary. If an executive officer was terminated for cause, that officer would receive an amount of severance determined by our Chief Executive Officer that would be no greater than three months of pay at the officer’s salary as in effect on the termination date. In exchange for entering into these agreements, the executive officers agreed to release us from all claims that such officer might have had against us as of the date such officer executed the agreement. These agreements were terminated in connection with our merger with Global Genomics.

Compensation Committee Report On Executive Compensation

        The Compensation Committee of the Board of Directors establishes our general compensation practices, establishes the compensation plans and specific compensation levels for executive officers and administers our stock option plans. In establishing base salaries and cash bonuses for executive officers, the Compensation Committee considers relative company performance, the individual’s past performance and future potential, and compensation for persons holding similarly responsible positions at other companies in the pharmaceutical and biotechnology industries. The relative importance of these factors varies depending upon the individual’s responsibilities; all facts are considered in establishing both base salaries and cash bonuses. When making comparison to other companies, the Compensation Committee generally considers those companies included in the Nasdaq Pharmaceutical Index (see “Company Performance”).

        The Compensation Committee believes that the Chief Executive Officer’s compensation should be influenced by CytRx’s performance, although “performance” for a company engaged in pharmaceutical research and development does not necessarily correlate to profits. The Compensation Committee considers “performance” to include achievement of product development targets and milestones, effective fund-raising efforts, and effective management of personnel and capital resources, among other criteria. The Compensation Committee also reviews the Chief Executive Officer’s compensation in light of the level of similar executive compensation arrangements within the biopharmaceutical industry. The Compensation Committee also believes that stock options should be granted to the Chief Executive Officer, as well as to other executives, primarily based on the executive’s ability to influence CytRx’s long-term growth and profitability. These options and warrants include a combination of tenure-based vesting as well as vesting upon the achievement of corporate objectives. The Compensation Committee believes that this arrangement provides executive officers with the greatest incentive to accelerate achievement of corporate objectives and thereby enhance long-term stockholder value.

        Prior to our merger with Global Genomics, the Compensation Committee, in conjunction with the Chief Executive Officer at that time, had established a model composed of salary categories with specified percentages to be applied to the overall level of employees’ salaries (including executive officers) to provide a guideline for annual cash bonuses and the number of stock options to be granted. This model was used only as a guideline, as some subjectivity must be applied in evaluating each individual’s performance. Steven A. Kriegsman became our Chief Executive Officer and interim Chief Financial Officer, and Kathryn R. Hernandez, as our Secretary on July 16, 2002. They were our only executive officers until August 16, 2003, when C. Kirk Peacock became our Chief Financial Officer. Messrs. Kriegsman and Peacock and Ms. Hernandez are our only executive officers. As such, we have not reviewed the aforementioned compensation model for employees, which we plan to review upon our hiring of new employees in light of our revised business strategy and management structure.

Steven A. Kriegsman’s Compensation.

        The specific terms of Steven A. Kriegsman’s employment agreement are discussed above under “Employment Agreement with Steven A. Kriegsman” and “Change in Control Agreement with Steven A. Kriegsman.” Mr. Kriegsman’s performance period for purposes of this report is July 16, 2002 through December 31, 2002. Under his employment agreement, during the performance period Mr. Kriegsman was paid a salary of $110,000. We increased Mr. Kriegsman’s annual base salary to $360,000 effective July 16, 2003 pursuant to the amended and restated employment agreement with him dated as of June 10, 2003. In addition to his annual base salary, Mr. Kriegsman is eligible to receive an annual bonus as determined by our Board of Directors (or its Compensation Committee), but in no event less than $150,000. Mr. Kriegsman is also eligible to receive grants of options to purchase shares of our common stock. As a bonus for his services under his prior employment agreement which was in part for work during the performance period covered by this report, Mr. Kriegsman was paid a cash bonus of $150,000 on June 16, 2003, and was granted on June 20, 2003 a ten-year, fully-vested nonqualified option under the 2000 Long-Term Incentive Plan to purchase 250,000 shares of our common stock at a price of $2.47 per share. In connection with his amended and restated employment agreement dated as of June 10, 2003, Mr. Kriegsman was granted a ten-year nonqualified option under the 2000 Long-Term Incentive Plan to purchase an additional 750,000 shares of our common stock at a price of $2.47 per share as discussed above under “Employment Agreement with Steven A. Kriegsman.” As also discussed above, if the stockholders fail to approve Proposal IV described below, Mr. Kriegsman will be entitled to a grant of performance units or other awards under the Plan. The number and terms of any other options, including the vesting schedule, will be determined by the Compensation Committee in its sole discretion based upon factors as the Compensation Committee deems appropriate and on Mr. Kriegsman’s ability to influence CytRx’s long-term growth and profitability.

Jack J. Luchese’s Compensation.

        The specific terms of Jack J. Luchese’s employment agreement and change in control agreement are discussed under “Employment Agreement”. Mr. Luchese’s employment agreement was to expire on December 31, 2002 but was terminated on July 16, 2002 in connection with our merger with Global Genomics.

Mr. Luchese’s performance period for purposes of this report is January 1, 2002 through July 16, 2002. Under his employment agreement, during fiscal 2002 Mr. Luchese was paid a salary of $191,391, a contractual “change of control” payment of $435,150, a $60,025 stay bonus, $46,871 prepaid insurance benefits, $18,453 accrued vacation payout and $6,000 of matching contributions under our 401(k) profit sharing plan. Mr. Luchese was neither granted options nor warrants during fiscal 2002.

Internal Revenue Code Limits on Deductibility of Compensation.

        For 2002, the Compensation Committee considered Section 162(m), which limits tax deductions of public companies on compensation to certain executive officers in excess of $1 million, along with other factors in determining executive compensation. The committee will continue to consider the effect of Section 162(m) on its compensation decisions, but has no formal policy to structure executive compensation so that it complies with the requirements of Section 162(m).

                                                                                              Respectfully submitted,

                                                                                              Compensation Committee:

                                                                                              Herbert H. McDade, Jr., Chairman
                                                                                               Raymond C. Carnahan, Jr.
                                                                                               Max Link
                                                                                              Joseph Rubinfeld, Ph.D.

Compensation Committee Interlocks and Insider Participation

        There are no “interlocks,” as defined by the Securities and Exchange Commission, with respect to any member of the Compensation Committee. Raymond C. Carnahan, Jr., Max Link, Herbert H. McDade, Jr., Joseph Rubinfeld, Ph.D. and Louis Ignarro, Ph.D. are the current members of the Compensation Committee.

Report of the Audit Committee

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to (1) the quality and integrity of CytRx’s financial reports, (2) the independent auditor’s qualifications and independence, and (3) the performance of CytRx’s internal audit function and independent auditors. The Audit Committee operates under a written charter adopted by the Board of Directors in April 2003 that is included as Appendix A to this Proxy Statement.

        The Audit Committee’s primary duties and responsibilities are to:

  Serve as an independent and objective party to monitor CytRx's financial reporting process and internal control system.

  Review and appraise the audit efforts of CytRx's independent accountants and internal audit function.

  Provide an open avenue of communication among the independent accountants, internal auditors, CytRx's operational management and the Board of Directors.

        The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to CytRx’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of CytRx’s financial statements and the ethics programs when established by CytRx management and the Board of Directors. The Audit

Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for the compensation of the independent auditors. The Audit Committee must pre-approve all auditing services and all permitted non-auditing services provided by the outside auditors. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of CytRx’s books, records, facilities and personnel.

        The Audit Committee met four times during fiscal 2002. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks.

        As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and our outside auditors CytRx’s interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, respectively. CytRx management advised the Audit Committee in each case that all such financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended by SAS No. 90 (Communication with Audit Committees).

        The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by Ernst & Young LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of our internal control structure. As part of this process, the Audit Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

        Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                                                                              Respectfully submitted,

                                                                                              Audit Committee:

                                                                                              Raymond C. Carnahan, Jr., Chairman
                                                                                               Max Link
                                                                                              Herbert H. McDade

Comparison of Cumulative Total Returns

        The following line graph presentation compares cumulative total stockholder returns of CytRx with the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index (the “Peer Index”) for the five-year period from December 31, 1997 to December 31, 2002. The graph and table assume that $100 was invested in each of CytRx’s common stock, the Nasdaq Stock Market Index and the Peer Index on December 31, 1997, and that all dividends were reinvested. This data was furnished by the Center for Research in Security Prices, The University of Chicago.

Comparison of Cumulative Total Returns

	December 31
	1998	1999	2000	2001	2002
CytRx Corporation	33	31	24	22	9

Nasdaq Stock Market Index	141	261	158	125	87

Peer Index	127	239	299	254	164

PROPOSALS II AND III

APPROVAL OF AMENDMENTS TO
THE CYTRX CORPORATION 2000 LONG-TERM INCENTIVE PLAN

        On August 24, 2000, the Board of Directors adopted the CytRx Corporation 2000 Long-Term Incentive Plan. On February 8, 2002, our Board of Directors adopted an amendment to the Plan to increase the number of shares of our common stock for issuance in connection with options and awards under the Plan from 1,000,000 to 3,000,000, and on March 1, 2002, our Board of Directors adopted another amendment to the Plan to remove or revise certain restrictions regarding awards that may be granted under the Plan. Recently, on September 3, 2003, our Board of Directors adopted, subject to approval by our stockholders, amendments to the Plan (i) to further increase the number of shares of our common stock for issuance in connection with options and awards under the Plan from 3,000,000 to 10,000,000, and (ii) to further increase the maximum number of options or stock appreciation rights under the Plan granted during any one calendar year to any one

Participant from 500,000 to 1,000,000. We are asking for your approval of these two amendments, which are presented separately (the "Amendments").

        Copies of the Amendments are included as Appendices B and C, respectively, to this Proxy Statement. The Amendments make no other changes to the Plan.

First Amendment to Plan

        As of the date of this Proxy Statement, there are no remaining shares available for issuance in connection with awards granted under the Plan. The increase in the number of available shares is necessary, therefore, to make shares available under the Plan for the grant of options and other awards to our current and future executive officers, directors, employees and outside consultants, as determined by our Board of Directors.

        This Amendment to the Plan was effective as of its adoption by the Board of Directors, subject to stockholder approval. If this Amendment is approved, we have agreed in principle to grant options under the Plan to purchase up to 900,000 of the additional shares of our common stock made available by this Amendment to certain individuals who are expected to become associated with CytRx Corporation in various capacities in the foreseeable future.

        If the stockholders fail to approve this Amendment, there will be no remaining shares available under the Plan to grant stock options or other awards to our existing or future executive officers, directors, employees and consultants, and we would have to pay them in cash in circumstances where options or other awards under the Plan would be the most appropriate and effective form of incentive-based compensation.

Second Amendment to Plan

        The second Amendment revised certain restrictions regarding awards that could be granted under the Plan. Prior to this Amendment, the Plan limited the number of shares subject to stock options and stock appreciation rights, or “SARs”, that could be granted to any participant in any calendar year to 500,000 shares.

        The purpose of this Amendment is to facilitate the grant to Mr. Kriegsman on June 20, 2003 of an option to purchase 750,000 shares of common stock in connection with his amended and restated employment agreement dated as of June 1, 2003 and to afford us additional flexibility under the Plan with respect to future grants.

        This Amendment to the Plan was effective as of its adoption by the Board of Directors, subject to stockholder approval. If the stockholders fail to approve this Amendment, we will have to resort to a grant of performance units or other awards under the Plan to fulfill our obligations to Mr. Kriegsman under his new employment agreement as described above under “Employment Agreements with Steven A. Kriegsman.”

        A summary of the Plan, as amended, is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan.

New (Amended) Plan Benefits

        The table below presents the number of shares of our common stock underlying options that have been previously granted under the 2000 Long-Term Incentive Plan to our current executive officers, current other employees and current non-executive directors:

Number of Shares of Common StockUnderlying
Options Granted

Name and Position	Number of Shares of Common Stock Underlying Options Granted

Steven A. Kriegsman,	1,000,000
President Chief Executive Officer and Director
C. Kirk Peacock, Chief Financial Officer	210,000
Kathryn Hernandez, Corporate Secretary	7,500
Alexander L. Cappello, Director	20,000
Raymond C. Carnahan, Jr. , Director	10,000
Louis Ignarro, Ph.D., Director	12,000
Max Link, Director	31,209
Herbert H. McDade, Jr., Director	10,000
Joseph Rubinfeld, Ph.D., Director	12,000
Executive Group	1,210,000
Non-Executive Director Group	95,209
Non-Executive Officer Employee Group	--

General

        The purpose of the Plan is to promote the success, and enhance the value, of CytRx by linking the personal interests of employees, officers, consultants and directors to those of the stockholders, and by providing such employees, officers, consultants and directors with an incentive for outstanding performance. As of August 16, 2003, there were ten executive officers and directors, including our six non-employee directors, eligible to participate in the Plan.

        The Plan authorizes the granting of awards to employees, officers, consultants and directors of CytRx, a parent or its subsidiaries in the following forms:

  Options to purchase shares of common stock, which may be incentive stock options or non-qualified stock options;

  Stock appreciation rights, or "SARs";

  Performance units;

  Restricted stock;

  Dividend equivalents; or

  Other stock-based awards.

Section 162(m)

        Pursuant to Section 162(m) of the Internal Revenue Code, CytRx may not deduct compensation in excess of $1,000,000 paid to the chief executive officer and the four next most highly compensated executive officers of CytRx. The Plan is designed to comply with Code Section 162(m) so that the grant of options and SARs under the Plan, and other awards, such as performance units, that are conditioned on the performance goals described in Section 13.12 of the Plan, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by CytRx. The Board of Directors has approved the second amendment to the Plan for submission to the stockholders in order to permit the grant of awards thereunder to constitute deductible performance-based compensation for purposes of Code Section 162(m). If the stockholders do not approve the second amendment, the compensation attributable to some awards granted under the Plan may not be fully deductible by CytRx to the extent the recipient’s total compensation during the year in which the awards were granted exceeds $1,000,000.

        Subject to adjustment as provided in the Plan, the aggregate number of shares of common stock reserved and available for awards or which may be used to provide a basis of measurement for or to determine the value of an award (such as with a SAR or performance unit) currently is 3,000,000. If the first Amendment described above is approved by the stockholders, this number of shares will be increased to 10,000,000. The maximum number of shares of common stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the Plan to any one participant is 500,000. If the second Amendment described above is approved by the stockholders, this number of shares will be increased to 1,000,000.

Administration

        The Plan is and will continue to be administered by the Compensation Committee of the Board of Directors of CytRx. The Compensation Committee has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the incentive plan; and make all other decisions and determinations that may be required under, or as the Compensation Committee deems necessary or advisable to administer, the incentive plan.

Awards

        Stock Options. The Compensation Committee is authorized to grant options, which may be incentive stock options, or “ISOs”, or non-qualified stock options, or “NSOs”, to participants. All options will be evidenced by a written award agreement between CytRx and the participant, which will include such provisions as may be specified by the Compensation Committee. The terms of any ISO must meet the requirements of Section 422 of the Code.

        Stock Appreciation Rights. The Compensation Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the grant price of the SAR as determined by the Compensation Committee, which will not be less than the fair market value of one share of common stock on the date of grant. All awards of SARs will be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Compensation Committee at the time of grant.

        Performance Units. The Compensation Committee may grant performance units to participants on such terms and conditions as may be selected by the Compensation Committee. The Compensation Committee will have the complete discretion to determine the number of performance units granted to each participant and to set performance goals and other terms or conditions to payment of the performance units in its discretion which, depending on the extent to which they are met, will determine the number and value of performance units that will be paid to the participant.

        Restricted Stock Awards. The Compensation Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

        Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of common stock subject to an award, as determined by the Compensation Committee. The Compensation Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of common stock, or otherwise reinvested.

        Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock, as deemed by the Compensation Committee to be consistent with the purposes of the Plan, including without limitation shares of common stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, and awards valued by reference to book value of shares of common stock or the value of securities of or the performance of specified parents or subsidiaries of CytRx. The Compensation Committee will determine the terms and conditions of any such awards.

        Performance Goals. The Compensation Committee may determine that any award will be determined solely on the basis of (a) the achievement by CytRx or a parent or subsidiary of a specified target return, or target growth in return, on equity or assets, (b) CytRx’s stock price, (c) the achievement by an individual or a business unit of CytRx or a subsidiary of a specified target, or target growth in, revenues, net income or earnings per share, (d) the achievement of objectively determinable goals with respect to (i) product development milestones, (ii) corporate financings, (iii) merger and acquisition activities, (iv) licensing transactions, (v) development of strategic partnerships or alliances, or (vi) acquisition or development of new technologies, or (e) any combination of the goals set forth in (a) through (d) above. Furthermore, the Compensation Committee has the right for any reason to reduce (but not increase) any award, notwithstanding the achievement of a specified goal. If an award is made on such basis, the Compensation Committee must establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m)). Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

        Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an ISO, pursuant to a qualified domestic relations order. However, the Compensation Committee may, in its discretion, permit other transfers if it deems them appropriate and desirable. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

        Acceleration Upon Certain Events. Upon the participant’s death or disability, all outstanding options, SARs, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any options or SARs will thereafter continue or lapse in accordance with the other provisions of the Plan and the award agreement. Unless otherwise provided in an award agreement, in the event of a change in control of CytRx, as defined in the incentive plan, generally, all outstanding options, SARs, and other awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding awards will lapse. In the event of the occurrence of any circumstance, transaction or event not constituting a change in control, but which the Compensation Committee deems likely to lead to a change in control, the Compensation Committee may in its sole discretion declare all outstanding options, SARs, and other awards in the nature of rights that may be exercised to become fully vested, and/or all restrictions on all outstanding awards to lapse, in each case as of such date as the Compensation Committee may, in its sole discretion, declare, which may be on or before the consummation of such tender offer or other transaction or event. In addition, the Compensation Committee may, in its sole discretion, accelerate vesting and remove restrictions with respect to awards, at any time and for any reason.

Termination and Amendment

        The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate, amend or modify the Plan without stockholder approval; provided, however, that the Compensation Committee may condition any amendment on the approval of CytRx stockholders if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Plan may adversely affect any award previously granted under the Plan, without the written consent of the participant.

Certain Federal Income Tax Effects

        Non-qualified Stock Options. There will be no federal income tax consequences to either CytRx or the participant upon the grant of a non-discounted NSO. However, the participant will realize ordinary income on the exercise of the NSO in an amount equal to the excess of the fair market value of the common stock acquired upon the exercise of such option over the exercise price, and CytRx will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the common stock will constitute short-term or long-term capital gain, depending on the participant’s holding period.

        Incentive Stock Options. There will be no federal income tax consequences to either CytRx or the participant upon the grant or exercise of an ISO. If the participant holds the shares of common stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of common stock, the difference between the aggregate option price and the amount realized upon disposition of the shares of common stock will constitute long-term capital gain or loss, and CytRx will not be entitled to a federal income tax deduction. If the shares of common stock are disposed of in a sale, exchange or other “disqualifying disposition” during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the common stock purchased at the time of exercise over the aggregate option price, and CytRx will be entitled to a federal income tax deduction equal to such amount, subject to the limitations under Code Section 162(m).

        SARs. While the exercise of an incentive stock option does not result in current taxable income, the excess of (1) the fair market value of the option shares at the time of exercise over (2) the exercise price, will be an item of adjustment for purposes of determining the participant’s alternative minimum tax income.

        A participant receiving a SAR will not recognize income, and CytRx will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to CytRx, subject to limitations under Code Section 162(m). In addition, the Compensation Committee may at any time, in its discretion, declare any or all awards to be fully or partially exercisable and may discriminate among participants or among awards in exercising such discretion.

        Performance Units. A participant receiving performance units will not recognize income and CytRx will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of performance units, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to CytRx, subject to the limitations under Code Section 162(m).

        Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant, as described below, a participant receiving a restricted stock award will not recognize income, and CytRx will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock, and CytRx will be entitled to a corresponding tax deduction at that time, subject to the limitations under Code Section 162(m).

Additional Information

        The closing price of CytRx’s common stock, as reported by the Nasdaq SmallCap Market on September 10, 2003, was $2.81.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF EACH OF THE AMENDMENTS TO THE CYTRX CORPORATION 2000 LONG-TERM INCENTIVE PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF EACH OF THE AMENDMENTS.

PROPOSAL IV

APPROVAL OF AMENDMENT TO THE CYTRX CORPORATION RESTATED CERTIFICATE OF INCORPORATION

        Under our Restated Certificate of Incorporation currently in effect, there are 50,000,000 shares of common stock and 1,000 shares of preferred stock authorized for issuance. On September 3, 2003, our Board of Directors approved an amendment to the Restated Certificate of Incorporation, subject to stockholder approval, to increase: (i) the shares of common stock authorized for issuance by 50,000,000 shares, bringing the total number of common shares authorized for issuance to 100,000,000, and (ii) the shares of preferred stock authorized for issuance by 4,999,000 shares, bringing the total number of preferred shares authorized for issuance to 5,000,000. The stockholders are asked to approve this amendment to the Restated Certificate of Incorporation. The full text of the amendment is set forth as Appendix D to this Proxy Statement.

Increase in Common Stock

        As of August 29, 2003, there were 28,458,776 shares of common stock outstanding (excluding treasury shares). In addition, as of such date, 3,000,000 shares were reserved for issuance upon exercise of outstanding options under our 2000 Long-Term Incentive Plan and approximately 5,815,000 shares were reserved for issuance upon exercise of outstanding warrants. Accordingly, as of August 29, 2003, we had approximately 12,726,000 shares of authorized but unissued and unreserved common stock available for issuance.

        The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

        The purpose of the proposed increase in the number of authorized shares of common stock is to make such shares available for use by the Board of Directors as it deems appropriate or necessary. For example, such shares may be needed in the future in connection with raising additional capital, acquiring another company or its business or assets or establishing a strategic relationship with a corporate partner. The Board of Directors has no present agreement, arrangement, plan or understanding, however, with respect to the issuance of any such additional shares of common stock.

        If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law. Holders of our common stock as such have no statutory preemptive rights with respect to issuances of common stock.

Preferred Stock

        As of August 29, 2003, there were no shares of preferred stock outstanding. All of our 1,000 authorized shares of preferred stock currently are designated as “Series A Junior Participating Preferred Stock” (“Series A Preferred Stock”) and are reserved for issuance pursuant to the Shareholder Protection Rights Agreement between CytRx Corporation and American Stock Transfer & Trust Company dated as of April 16, 1997 (the “Rights Agreement”). The Board of Directors has proposed to increase the number of authorized shares of preferred stock by 4,999,000, bringing the total number of preferred shares authorized for issuance to 5,000,000, so that CytRx will, in the future be able to (i) raise capital through the issuance of new series of preferred stock and (ii) issue the number of Series A Preferred Stock required by the Rights Agreement.

        Currently, since all 1,000 authorized shares of preferred stock have been designated as Series A Preferred Stock, we do not have the ability to offer and sell any other series of preferred stock in order to raise additional capital. The Board believes that certain institutional and other investors may prefer to purchase our preferred stock rather than our common stock. As a result, the Board believes that our inability to offer potential investors preferred stock may hinder our ability to raise the capital in the future. Increasing the number of shares of preferred stock that CytRx is authorized to issue will give the Board the flexibility to offer and sell either common stock or one or more series of preferred stock.

        Effective April 16, 1997, our Board of Directors declared a distribution of one right (a “Right”) for each outstanding share of common stock to stockholders of record at the close of business on May 15, 1997 and for each share of common stock issued thereafter and prior to the “Separation Time” (as defined in the Rights Plan). Each Right entitles the registered holder to purchase from the Company 1/10,000th of a share of (a “Unit”) of our Series A Preferred Stock at a purchase price of $30 per Unit (the “Purchase Price”), subject to adjustment.

        Our Rights attach to all certificates representing shares of our outstanding common stock, and no separate Rights Certificates will be distributed prior to the Separation Time. The Rights will separate from the common stock and the Separation Time will occur upon the earlier of (i) ten business days (unless otherwise accelerated or delayed by our Board of Directors) following public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then-outstanding shares of common stock, or (ii) ten business days (unless otherwise delayed by the Board) following the commencement of a tender offer or exchange offer that would result in the person or group beneficially owing 15% or more of the ten outstanding shares of common stock. An Acquiring Person does not include (a) any person who was a beneficial owner of 15% or more of our common stock on April 16, 1997 (the date of adoption of the Rights Agreement), unless such person or group shall thereafter acquire beneficial ownership of additional common stock, (b) a person who acquires beneficial ownership of 15% or more of the common stock without any intention to affect control of CytRx Corporation and who thereafter promptly divests sufficient shares so that such person ceases to be the beneficial owner of 15% or more of the common stock, or (c) a person who is or becomes a beneficial owner of 15% or more of the common stock as a result of an option granted by us in connection with an agreement to acquire or merge with us prior to a "Flip-In Date" (as defined).

        The Rights are not exercisable until the Separation Time and will expire at the close of business on the tenth anniversary of the Rights Agreement unless earlier terminated by us.

        If a “Flip-In Date” occurs (i.e., the close of business ten business days following announcement by us that a person has become an Acquiring Person), and if we have not terminated the Rights as described below, the Rights will thereafter entitle the holders to acquire shares of common stock (rather than Series A Preferred Stock) having a value equal to twice the Right’s exercise price. Instead of issuing shares of common stock upon exercise of a Right following a Flip-In Date, we may substitute a combination of cash, property, a reduction in the exercise price of the Rights, common stock or other securities with a value equal to the common stock (or any combination of the above) which would otherwise be issuable. In addition, at the option of our Board of Directors prior to the time that any person becomes the beneficial owner of more than 50% of the common stock, and rather than payment of the cash purchase price, each Right may be exchanged for one share of common stock if a Flip-In Date occurs. Notwithstanding any of the foregoing, all Rights that are, or (under certain circumstances set forth in the Rights Agreement) were, beneficially owned by any person on or after the date such person becomes an Acquiring Person will be null and void.

        The exercise price payable and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of a stock dividend, stock split or reverse stock split, or other recapitalization which would change the number of shares of common stock outstanding.

        At any time until the close of business on the Flip-In Date, the Board of Directors may terminate the Rights without any payment to the holders thereof. The Board of Directors may condition termination of the Rights upon the occurrence of a specified future time or event.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        Any provisions of the Rights Agreement may be amended at any time prior to the close of business on the Flip-In Date without the approval of holders of the Rights, and thereafter, the Rights Agreement may be amended without approval of the Rights holders in any way which does not materially adversely affect the interests of the Rights holders.

        Each unit of Series A Preferred Stock issued upon exercise of the Rights will receive dividends at a rate per whole share equal to any dividends (except dividends payable in common stock) paid with respect to the common stock and, on a quarterly basis, an amount per whole share equal to the excess of $1.00 over the aggregate dividends per whole share of this Series during the immediately preceding three-month period.

        In the event of liquidation, the holder of each unit of Series A Preferred Stock will receive a preferred liquidation payment equal to the greater of $1.00 per whole share or the per share amount paid in respect of a share of Common Stock.

        Each Unit of Series A Preferred Stock will have one vote, voting together with the common stock.

        In the event of any merger, consolidation, statutory share exchange or other transaction in which shares of common stock are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of common stock.

        The rights of holders of the Series A Preferred Stock to dividends, liquidation and voting, and in the event of mergers, statutory share exchanges and consolidations, are protected by customary antidilution provisions.

        Because of the nature of the Series A Preferred Stock’s dividend, liquidation and voting rights, the economic value of one Unit of Series A Preferred Stock that may be acquired upon the exercise of each Right should approximate the economic value of one share of common stock.

        A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company’s Current Report on Form 8-K dated April 16, 1997. The foregoing summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

        All 1,000 shares of our authorized preferred stock currently is reserved for issuance upon exercise of the Rights. Since a Right is attached to each outstanding share of common stock, and there were 28,458,776 shares of common stock outstanding as of August 29, 2003, at present there are insufficient shares of preferred stock available to cover the possible exercise of the Rights if a Flip-In Date occurs. If the amendment to our Restated Certificate of Incorporation is approved at the Annual Meeting, the Board intends to designate a portion of the newly authorized shares of preferred stock as additional authorized shares of Series A Preferred Stock in order to make available under the Rights Plan a Unit of Series A Preferred Stock for each currently outstanding share of common stock.

        If the amendment to our Restated Certificate of Incorporation is approved by the stockholders, the additional authorized shares of preferred stock may be issued from time to time in one or more series. Our Board of Directors is authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of preferred stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

        Our Board of Directors also is authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series (including the currently authorized Series A Preferred Stock), the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.”

        No shares of preferred stock are outstanding, and we have no present plans to issue any of the additional shares of preferred stock that would be authorized by the proposed amendment to our Restated Certificate of Incorporation.

        All of the currently authorized shares of preferred stock are reserved for issuance in connection with our Rights Plan. Accordingly, if the amendment to our Restated Certificate of Incorporation is not approved by the stockholders, we will have insufficient shares available to implement the Rights Plan if a Separation Date occurs. In addition, unless the number of authorized shares of preferred stock is increased, we also will not have any authorized shares of preferred stock available raising capital or for any other purpose.

Potential Anti-Takeover Effect

        The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company (with, where required by the Rights Agreement, the concurrence of a majority of the continuing directors) unless the offer is conditioned on a substantial number of Rights being acquired. However, the

Rights should not interfere with any merger, statutory share exchange or other business combination approved by a majority of the directors since the Rights may be terminated by the Board of Directors at any time on or prior to the close of business ten business days after announcement by the Company that a person has become an Acquiring Person. Thus, the Rights are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board of Directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in the equity securities of, or seeking to obtain control of, the Company. To the extent any potential acquirors are deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

        The proposed increase in the authorized number of shares of common stock and preferred stock will not have any immediate effect on the rights of existing stockholders. Any subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of CytRx Corporation without further action by the stockholders. Shares of authorized and unissued common stock and preferred stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change-in-control of CytRx Corporation more difficult, and therefore less likely. Any such issuance of additional stock also could have the effect of diluting any future earnings per share and book value per share of outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership of voting rights of a person seeking to obtain control of CytRx Corporation.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK AUTHORIZED FOR ISSUANCE. THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK.

PROPOSAL V

RATIFICATION OF APPOINTMENT OF AUDITORS

        Our consolidated financial statements for the year ended December 31, 2002 were audited by Ernst & Young LLP, independent auditors. Ernst & Young LLP has no financial interest, direct or indirect, in CytRx, and does not have any connection with CytRx except in its professional capacity as our independent auditor.

        Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of CytRx’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the CytRx’s Quarterly Reports on Form 10-Q for 2002 were $152,900.

        Financial Information Systems Design and Implementation Fees. We incurred no fees with Ernst & Young LLP during fiscal year 2002 for financial information systems design and implementation.

        All Other Fees. The aggregate fees, including expenses reimbursed, billed by Ernst & Young LLP for services rendered to us, other than the audit services described above, for fiscal year 2002 were $100,200. These other fees consisted of $15,000 for reviewing registration statements, $70,300 for reviewing a merger proxy and related filings, and $14,900 for tax services.

        Our Audit Committee has appointed Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2003. The ratification by our stockholders of the appointment of Ernst & Young LLP is not required by law or by our Bylaws. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this appointment for ratification by the stockholders. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Committee determines that such a change would be in the best interest of CytRx and its stockholders.

        The Audit Committee also approves in advance all material non-audit services to be provided by Ernst & Young LLP and believes that any such services previously provided to CytRx have had no effect on Ernst & Young LLP’s independence.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS CYTRX’S OUTSIDE AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR RATIFICATION.

STOCKHOLDER PROPOSALS

        Any proposal which a Company stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next annual meeting of stockholders to be held in 2004 must be received by CytRx on or before May 16, 2004. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by CytRx after May 16, 2004. Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the Proxy Statement and Proxy in 2004.

OTHER MATTERS

Expenses of Solicitation

        The cost of soliciting proxies in the accompanying form will be borne by CytRx. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of CytRx, personally or by telephone, facsimile or email.

Miscellaneous

        Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

        A copy of CytRx’s Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2002 filed with the Securities and Exchange Commission accompanies this Proxy Statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Kathryn R. Hernandez.

                                                                                            By Order of the Board of Directors

                                                                                             Secretary

APPENDIX A

CYTRX CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

        The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors (“Board”) in fulfilling its oversight responsibilities relating to (1) the quality and integrity of the financial reports of the Company, (2) the independent auditor’s qualifications and independence, and (3) the performance of the Company’s internal audit function and independent auditors. Consistent with these functions, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing circumstances while ensuring that the Company’s accounting and reporting practices are in accordance with all requirements and are all of the highest quality.

II. STATEMENT OF POLICY

        The Committee’s primary duties and responsibilities are to:

  Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

  Review and appraise the audit efforts of the Company's independent accountants and internal audit function.

  Provide an open avenue of communication among the independent accountants, internal auditors, the Company’s operational management (the “Management”) and the Board.

        The Committee shall provide assistance to the Board in fulfilling the Board’s oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements and the ethics programs as established by Management and the Board. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company.

        The Committee will fulfill these responsibilities by carrying out the activities enumerated in Part V of this Charter. The Committee may augment the activities defined by Part V at its discretion in order to comply with the requirements of the Sarbanes-Oxley Act, the requirements of Nasdaq and the Securities and Exchange Commission and any other applicable laws and regulations.

III.     COMPOSITION

        The Committee shall be comprised of at least three but not more than five Directors as determined by the Board. Each of the members of the Committee shall be an “independent” Director, and free from any

Appendix A-1

relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes hereof, “independent” director shall mean a director who meets the National Association of Securities Dealers, Inc. (“NASD”) definition of “independent” director.

        Each member of the Committee must be financially literate and able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement (or will become able to do so in a reasonable period of time after his or her appointment to the Committee), and at least one member of the Committee must be an “Audit Committee Financial Expert” as defined by the Securities and Exchange Commission (“SEC”).

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. The Board may replace Committee members. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

IV. MEETINGS

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with Management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or meet with any members of, or consultants to, the Committee.

V. AUDIT COMMITTEE AUTHORITY AND RESPONSIBILITIES

      The Committee shall:

        1. Make regular reports to the Board.

        2. Have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

        3. Review and update this Charter periodically, at least annually, as conditions dictate.

        4. The Committee shall prepare an annual report to the Company’s stockholders as required by the SEC. The report shall be included in the Company’s annual proxy statement.

        5. Have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification) and be directly responsible for the compensation of the independent auditor.

        6. Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act which are approved by the Committee prior to completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

        7. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality control procedures, (b) any material issues raised by the most recent

Appendix A-2

internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management. The Committee shall present its conclusions with respect to the selection or change of independent auditor to the Board.

        8. Review and evaluate the lead partner of the independent auditor team and ensure the rotation of the audit partners as required by law.

        9. Be directly responsible for the oversight of the work of the independent auditor (who shall report directly to the Committee) for the purpose of preparing or issuing an audit report or related work.

        10. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

        11. Review and discuss with Management and the independent auditor the Company’s annual financial statements, including management’s discussion and analysis, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

        12. Review and discuss with Management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, or prior to the release of earnings.

        13. Discuss with Management the Company’s earnings press releases, including the use of any “pro forma” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of the types of information to be disclosed and the types of presentations to be made).

        14. Review with the independent auditor the auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting and review and resolve any significant disagreements between the independent auditor and Management in connection with the preparation of the financial statements.

        15. Discuss with Management and the independent auditor, together and in separate executive sessions, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls or financial reporting processes and any special steps adopted in light of material deficiencies.

        16. Discuss separately with the independent auditor and Management (as required by Statement on Auditing Standard No. 61) matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the activities or access to requested information, and any significant disagreements between the independent auditor and Management.

        17. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or Management.

        18. Review and discuss reports from the independent auditors on:

Appendix A-3

                a. All critical accounting policies and practices to be used.

                b. All alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                c. Other material written communications between the independent auditor and Management, such as any management letter or schedules of the unadjusted differences.

        19. Discuss with Management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

        20. Periodically review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls and reporting processes of the Company, and elicit any recommendations offered for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statements to determine their adherence to the Company’s Code of Ethics, as and when adopted by the Board.

        21. Discuss with Management and the independent auditor the Company’s major financial risk exposures (including potential or pending litigation) and steps Management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

        22. Discuss with or obtain reports from Management and corporate counsel confirming that the Company is in conformity with applicable legal requirements relating to financial and accounting matters and the Company’s Code of Ethics, as and when adopted by the Board. Review reports and disclosures on insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations relating to financial and accounting matters and with the Company’s Code of Ethics, as and when adopted by the Board.

        23. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

        24. Establish procedures for the confidential, anonymous submission of employee concerns regarding questionable accounting or auditing matters and for receiving, retaining and addressing complaints concerning accounting, internal audit controls and other auditing matters.

        25. Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

        26. Submit the minutes of all meetings of the Committee to the Board and discuss, through its Chairman, the matters discussed at each Committee meeting with the Board.

        27. Review the results of the annual audits of member reimbursements, director’s and officer’s expense accounts and Management perquisites prepared by the internal auditor and the independent auditor, respectively.

VI.     LIMITATION OF THE AUDIT COMMITTEE’S ROLE

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations.

Appendix A - 4

Management is responsible for the preparation, presentation and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company.

        The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

Appendix A - 5

APPENDIX B

Amendment No. 3 to the
CytRx Corporation 2000 Long-Term Incentive Plan

        This Amendment No. 3 (the “Amendment”) to the CytRx Corporation 2000 Long-Term Incentive Plan, as previously amended (as so amended, the “Plan”), is made and shall be effective as of this 4th day of September, 2003, subject to stockholder approval of this Amendment.

        WHEREAS, the Board of Directors of CytRx Corporation (the “Company”) has determined that it is desirable and in the best interests of the Company and its stockholders to amend the Plan to increase by 7,000,000 the number of shares of common stock of the Company as to which Awards may be issued thereunder;

        NOW, THEREFORE, in accordance with Section 15.1 of the Plan, the Plan is hereby amended as follows:

        1. The text of Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 10,000,000.”

        2. As modified hereby, the provisions of the Plan shall remain in full force and effect, and the Plan may be restated, as amended hereby, in its entirety.

Appendix B - 1

APPENDIX C

Amendment No. 4 to the
CytRx Corporation 2000 Long-Term Incentive Plan

        This Amendment No. 4 (the “Amendment”) to the CytRx Corporation 2000 Long-Term Incentive Plan, as previously amended (as so amended, the “Plan”), is made and shall be effective as of this 4th day of September, 2003, subject to stockholder approval of this Amendment.

        WHEREAS, the Board of Directors of the Company has determined that it is desirable and in the best interests of the Company and its stockholders to amend the Plan to increase certain limitations on the amount of Awards that may be granted thereunder;

        1. The text of Section 5.4 of the Plan is amended by deleting each reference to "500,000" and replacing it with "1,000,000."

        2. As modified hereby, the provisions of the Plan shall remain in full force and effect, and the Plan may be restated, as amended hereby, in its entirety.

        NOW, THEREFORE, in accordance with Section 15.1 of the Plan, the Plan is hereby amended as follows:

Appendix C - 1

APPENDIX D

Amendment to
Restated Certificate of Incorporation
of Cytrx Corporation

        FOURTH: The total number of shares of all classes of stock that the corporation shall have the authority to issue is One Hundred Five Million (105,000,000), of which One Hundred Million (100,000,000) shall be common stock, par value $.001 per share (the “Common Stock”), and Five Million (5,000,000) shall be preferred stock, par value $.01 per share (the “Preferred Stock”).

        The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a Certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series, any qualifications, limitations or restrictions thereof.

Appendix D - 1

PROXY

CYTRX CORPORATION
11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

Annual Meeting of Stockholders

          The undersigned stockholder of CytRx Corporation (the "Company"), hereby constitutes and appoints Steven A. Kriegsman and Kathryn R. Hernandez or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the New York Athletic Club, 180 Central Park South, New York, New York, on Friday, October 10, 2003, at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated September ___, 2003, the receipt of which is acknowledged, in the manner specified below.

I.	Election of Directors. On the proposal to elect the following nominee for Class II directors to serve until the 2005 Annual Meeting of Stockholders of the Company and until his successor is duly elected and qualified:

Richard L Wennekamp -	For ☐	Withhold Authority ☐

Marvin R. Selter -	For ☐	Withhold Authority ☐

II.
Election of Directors.  On the proposal to elect the following nominee for Class III directors to serve until the 2006 Annual Meeting of Stockholders of the Company and until his successor is duly elected and qualified:

Alexander L. Cappello -	For ☐	Withhold Authority ☐

Max Link -	For ☐	Withhold Authority ☐

III.
First Amendment to Plan.  On the proposal to approve the Amendment to the Company's 2000 Long-Term Incentive Plan to increase from 3,000,000 to 10,000,000 the number of shares of common stock available under the Plan:

For ☐	Against ☐	Abstain ☐

IV.
Second Amendment to Plan.  On the proposal to approve the Amendment to the Company's 2000 Long-Term Incentive Plan to increase from 500,000 to 1,000,000 the maximum number of stock options or stock appreciation rights that may be granted to any one participant in any calendar year:

For ☐	Against ☐	Abstain ☐

V.
Amendment to Restated Certificate of Incorporation.  On the proposal to approve the Amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 50,000,000 to 100,000,000 and to increase the authorized shares of preferred stock from 1,000 to 5,000,000:

For ☐	Against ☐	Abstain ☐

VI.	Appointment of Auditors. On the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003:

For ☐	Against ☐	Abstain ☐

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR Proposals I through VI and with discretionary authority on all other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears on your stock certificate and date.  Where shares are held jointly, each shareholder should sign.  When signing as executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Shares Held:  ________

____________________________                                          _____________________________
Signature of Stockholder                                                          Signature of Stockholder (if held jointly)

Dated:________________ , 2003                                             Dated: _______________, 2003

THIS PROXY IS SOLICITED ON BEHALF OF CYTRX CORPORATION'S BOARD OF DIRECTORS
AND MAY BE REVOKED BY THE STOCKHOLDER AT ANY TIME PRIOR TO ITS EXERCISE.